UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2004

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439 (Commission File Number)	04-2664794 (IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts (Address of Principal Executive Offices)	02090 (Zip Code

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On October 13, 2004, LoJack Corporation filed a Current Report on Form 8-K (the “Form 8-K”) relating to its pending acquisition of Boomerang Tracking Inc. Filed as Exhibits 2.1 and 2.2 to the Form 8-K were two agreements relating to the acquisition purporting to be executed by 4254724 Canada Inc. As noted in those exhibits, the correct name of that party is 4246624 Canada Inc. Amendments to those agreements correcting such error are filed herewith.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1	Letter agreement, dated as of October 6, 2004 and executed on October 25, 2004, amending the Combination Agreement, dated as of August 16, 2004, by and among LoJack Corporation, 4246624 Canada Inc. and Boomerang Tracking Inc.

2.2	Letter agreement, dated as of October 6, 2004 and executed on October 25, 2004, amending the Principal Shareholders Voting Agreement, dated as of August 16, 2004, by and among LoJack Corporation, 4246624 Canada Inc., Automobility Inc., Andre Boulay, Peter Lashchuk and Robert Nelson.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant) By:_____________________________________ Keith Farris Vice President of Finance and Chief Financial Officer

Date: October 27, 2004